Exhibit 10.8

Amendment #2 to Strategic Partnership Agreement

This Amendment #2 to Strategic Partnership Agreement (the “Amendment”) is made between Devvio, Inc. a corporation incorporated under the laws of Delaware with an address at 6300

Riverside Plaza Ln NW, Suite 100, Albuquerque, NM, USA, 87120 (“Devvio”); and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.), a corporation incorporated under the laws of Delaware with an address at 1050 – 400 Burrard Street, Vancouver, BC, Canada V6C 3A6 (“DESI”); and is effective as of 12 September 2023 (the “Effective Date”).

WHEREAS the Parties previously entered into a Strategic Partnership Agreement dated effective 28 November 2021 which was amended by that Amending Agreement dated effective 30

November 2021 (as amended, the “SPA”), which SPA remains in full force and effect except as modified by this Amendment;

WHEREAS DESI’s parent company, DevvStream Holdings Inc. (“DevvStream”), expects to enter into a Business Combination Agreement with Focus Impact Acquisition Corp., a Delaware corporation (“Focus Impact”) and Focus Impact Amalco Sub Ltd. (“Amalco Sub”), pursuant to which DevvStream and Amalco Sub will amalgamate, with DevvStream surviving as a wholly- owned subsidiary of Focus Impact (the “Amalgamation”);

WHEREAS the Amalgamation may constitute a “Change in Control” under the SPA, and DESI has requested that Devvio provide consent to the Amalgamation as required under Sections 4.2(d) and 9.6 of the SPA (the “Change of Control”); and

WHEREAS the parties wish to enter into this Amendment to amend the SPA in the manner set forth herein.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.
Devvio consents to the Change of Control subject to DESI entering into this Amendment. The foregoing consent is only related to the consent required under Sections 4.2(d) and 9.6 of the SPA, and does not indicate Devvio’s consent to the Amalgamation as a shareholder or in any other capacity or as may be required by any other agreement or document.

2.
Effective upon closing of the Amalgamation, the SPA is amended as follows:

(a)
Section 1.1(d), of PART 1 of the SPA setting forth the definition of “Data” is revised as follows: “Data” means any and all information, reports, details or other output in any way related to a Transaction or ESG asset value or provenance.

(b)
Section 1.1(h), of PART 1 of the SPA setting forth the definition of “Platform” is modified to delete the reference to “DevvESG” and replace it with “DevvX Blockchain platform”.

(c)
Section 1.1(q), of PART 1 of the SPA setting forth the definition of “Transaction” is revised as follows: “Transaction” means any or all opportunities to purchase, sell, transfer, report upon, or store Green Credits or ESG related assets or data on or through the Platform or which utilize data on the Platform.

(d)
The title of Part 2 of the SPA is changed to “PART 2 – RESPONSIBILITIES OF THE PARTIES.”

(e)
Section 2.4 is amended as follows:

2.4 Platform Operation and Maintenance. Devvio shall operate and maintain the Platform so as to ensure that the Platform is fit for its intended purpose and remains available 24 hours a day, 7 days a week, except for any and all planned downtime, the amount of which and schedule therefor shall be agreed between the Parties in advance to ensure minimal disruption to the Streaming Business (the “Planned Downtime”). In the event that, at any time after the Effective Date, the Platform is not available for DESI’s use, the applicable deadlines for the payment of Further Advance Payments pursuant to Section 3.1(d) will each be extended by a period of time equal to the period of time that the Platform was not available for DESI’s use, excluding any and all Planned Downtime.

(f)
Section 2.10, as set forth below, is added to PART 2 of the SPA:

2.10 DESI Exclusive Use. DESI shall use the Platform for storage and communication of Data, exclusive of other platforms, to the extent the Platform is capable of storing and communicating the Data, and shall not use any other platform for storage and communication of Data until after 31 December 2026.

(g)
Section 3.1(d), as set forth below, is added to PART 3 of the SPA:

3.1(d) Further Advance Payments. In addition to the Prepaid Amount set forth in 3.1(c), which Devvio acknowledges has previously been paid by DESI to Devvio, DESI shall pay to Devvio further advance payments of Sales Fees (“Further Advance Payments”) as follows:

(i)
DESI shall pay to Devvio by 1 August 2024 US$1.0 million as a nonrefundable advance against Sale Fees.

(ii)
DESI shall pay to Devvio by 1 August 2025 US$1.27 million as a nonrefundable advance against Sale Fees.

(iii)
DESI shall pay to Devvio by 1 August 2026 US$1.27 million as a nonrefundable advance against Sale Fees.

(h)
Section 3.1(e), as set forth below is added to PART 3 of the SPA:

3.1(e) Minimum Sale Fees. If the Sale Fee actually paid to Devvio, not including any credit from the Prepaid Amount in 3.1(c) or Further Advance Payments in 3.1(d), in calendar year 2027 or any subsequent calendar year is less than US$1.0 million, then Devvio shall have the right to terminate the Strategic Partnership Agreement at any time upon 30 days prior written notice to DESI, unless within such 30 day notice period DESI pays to Devvio an amount equal to the difference between the Sale Fee actually paid to Devvio and US$1.0 million as a nonrefundable advance against Sales Fees (“Minimum Sale Fee”).

(i)
Section 3.2(a) is amended as follows:

Notice and Payment—within ten (10) business days of the end of each month during the Term, DESI will notify Devvio of any Sale Revenue which DESI has collected during the previous month in aggregate with such sufficient detail to calculate, set out, and verify the calculation of the Sale Fee. The Parties acknowledge and agree that the Sale Fee will be deducted from the Prepaid Amount and the Further Advance Payments until such time as the aggregate and cumulative Sale Fees exceed the Prepaid Amount and the Further Advance Payments and the value of the Prepaid Amount and the Further Advance Payments has been reduced to zero dollars ($0), after which point DESI will remit payment of the Sale Fees to Devvio on a monthly basis as agreed between the Parties acting reasonably; and

(j)
Section 4.2(d) is deleted in its entirety.

(k)
Section 4.2(g), as set forth below is added to PART 4 of the SPA:

(g)
Failure to pay Minimum Sale Fee – by Devvio, upon the failure by DESI to pay the Minimum Sale Fee and upon 30 days prior written notice to DESI in accordance with Section 3.1(e).

(l)
Section 4.3(a), as set forth below is added to PART 4 of the SPA:

(a)
Advances. Upon any termination of the SPA, any Prepaid Amount, Further Advance Payments, or Minimum Sale Fee that have not been used to offset Sale Fees shall be deemed to be license fees and shall be retained by Devvio.

(m)
Section 9.6 is amended to delete “A direct or indirect Change of Control of a party shall be deemed an assignment by operation of law for the purposes of this provision.”

3.
The SPA is, in all other respects, ratified, confirmed and approved.

4.
This Amendment constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants, or agreements, expressed or implied, collateral hereto other than as provided herein.

5.
No alteration, amendment, modification or interpretation of this Amendment or any provision of this Amendment shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties hereto.

6.
This Amendment will enure to the benefit of, and be binding upon the parties hereto and as applicable, their respective heirs, executors, administrators, successors and assigns.

7.
This Amendment may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

(signature page follows)

IN WITNESS WHEREOF the parties have duly executed this Amendment on and with effect as of the Effective Date.

Devvio, Inc.
By:	/s/ Tom Anderson
Tom Anderson, CEO

DevvStream, Inc.
By:	/s/ Chris Merkel
Chris Merkel, COO